EXHIBIT 10.4

AMENDMENT TO THE KIRBY CORPORATION

DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES

THIS AGREEMENT by Kirby Corporation (the "Company"),

W I T N E S S E T H:

WHEREAS, the Company maintains a nonqualified plan entitled "Kirby Corporation Deferred Compensation Plan for Key Employees" (the "Plan");

WHEREAS, the Company retained the right in Section Eleven of the Plan to amend the Plan at any time;

WHEREAS, it has been determined that the Plan must be amended with respect to amounts deferred and vested on or after January 1, 2005 to comply with the provisions of the American Jobs Creation Act of 2004 and new section 409A of the Internal Revenue Code of 1986, as amended (collectively, "Section 409A"),

WHEREAS, it has been determined that the all amounts deferred under the Plan after January 1, 2005, shall comply with Section 409A,

NOW, THEREFORE, the Plan is hereby amended with respect to amounts deferred under the Plan on or after January 1, 2005, but excluding amounts deferred prior to January 1, 2005, as follows:

Section Eight of the Plan is hereby amended and restated to provide as follows:

SECTION EIGHT PAYMENT

Except as provided below, the Participant's Vested Accrued Benefit shall be payable in a lump sum payment within 90 days after the earliest to occur of the date of the Participant's (i) death, (ii) termination of employment as a result of Disability, or (iii) termination of employment with the Employer.

An Employee shall not have terminated employment for these purposes unless the Employee has incurred a separation from service with the Employer and all affiliates (as determined for purposes of Code Section 409A and the regulations and guidance issued thereunder).

Notwithstanding the foregoing, to the extent required under Code Section 409A, a distribution to a Participant who is a "specified employee" may not be made prior to six months following such Participant's termination of employment. The determination of who is a specified employee will be made in accordance with Code Section 409A and Code Section 416(i) (without regard to paragraph (5) thereof) and the applicable regulations and other guidance of general applicability issued thereunder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed this

31ST day of December, 2008, so as to be effective as of January 1, 2005.

KIRBY CORPORATION

By:	/s/ Jack Sims
Title: